UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2016

Jack Cooper Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-210698	26-4822446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut Street, Suite 2400 Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (816) 983-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.               Regulation FD Disclosure.

In connection with discussions with certain investors, Jack Cooper Enterprises, Inc. (“Parent”), parent company to Jack Cooper Holdings Corp. (“JCHC”), and JCHC entered into confidentiality agreements (the “Confidentiality Agreements”) with such investors. JCHC is making the disclosure herein in accordance with the terms of the Confidentiality Agreements, which require, upon the occurrence of certain events as specified therein, the public disclosure of all material non-public information provided pursuant to the Confidentiality Agreements. As part of the negotiations, Parent disclosed estimated 2016 consolidated revenue, EBITDA margins and Adjusted EBITDA margins pursuant to the Confidentiality Agreements. In order to satisfy its obligations under the Confidentiality Agreements, Parent is disclosing its current estimates for these metrics.  Specifically, Parent currently expects a decline of approximately $40 million to $50 million in its fiscal year ended December 31, 2016 estimated consolidated revenue, including an estimated decrease in fuel surcharge of approximately $15 million to $20 million as compared to fiscal year ended December 31, 2015 and expects its EBITDA margins and Adjusted EBITDA margins (calculated with EBITDA or Adjusted EBITDA as the numerator and revenue before fuel surcharge as the denominator) for the fiscal year ended December 31, 2016 to be generally consistent with, or slightly below, the margins reported for the six months ended June 30, 2016 (the “Estimates”).

The Estimates do not purport to present JCHC’s financial condition in accordance with accounting principles generally accepted in the United States. Parent’s and JCHC’s independent accountants have not examined, compiled or otherwise applied procedures to the Estimates and, accordingly, do not express an opinion or any other form of assurance with respect to the Estimates. The inclusion of the Estimates herein should not be regarded as an indication that JCHC or its representatives consider the Estimates to be a reliable prediction of future events, and the Estimates should not be relied upon as such. Neither JCHC nor any of its representatives undertakes any obligation to publicly update the Estimates to reflect circumstances existing after the date when the Estimates are provided to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Estimates are shown to be in error.

EBITDA and Adjusted EBITDA are both non-GAAP metrics.  For additional information regarding EBITDA and Adjusted EBITDA see JCHC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016.

The information included in this Form 8-K under Item 7.01 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless JCHC specifically states that the information is to be considered “filed” under the Exchange Act or expressly incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jack Cooper Holdings Corp.

Date: November 1, 2016	By:	/s/ Kyle Haulotte
Kyle Haulotte
Chief Financial Officer

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